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                                                                    Exhibit 99.1

PRESS RELEASE                  Source: China Evergreen Environmental Corporation

CHINA EVERGREEN COMPLETES $4.8 MILLION FINANCING
THROUGH WESTMINSTER SECURITIES CORPORATION
Thursday September 15, 8:38 am ET

FUNDS ENABLE COMPANY TO PURSUE AGGRESSIVE ACQUISITION OPPORTUNITIES IN CHINA FOR WASTE WATER TREATMENT FACILITIES

GUANGZHOU, China--(BUSINESS WIRE)--Sept. 15, 2005--China Evergreen Environmental Corporation (OTCBB:CEEC - News), a waste water engineering company in the People's Republic of China, today announced that it has completed a private placement for $4.8 million. The placement, which was oversubscribed, was underwritten by Westminster Securities Corporation of New York, and included 161 units, each unit consisting of 200,000 shares of the company's common stock priced at the rate of $0.15 per share and a five year warrant to purchase 200,000 shares of the company's common stock at an exercise price of $.20 per share.

In announcing the offering, Mr. Pu Chong Liang, Chairman of China Evergreen, commented, "There is a tremendous need to clean up China's environment. Our central government has targeted a 90 percent daily wastewater treatment rate by 2030. Currently only approximately 40 percent of discharged water in China is being treated. Most of the new wastewater treatment projects for the municipalities will be under the build-operate-transfer (BOT) model, which is one that we have experience in operating. These funds enable us to pursue our acquisition strategy to continue our growth in the Chinese marketplace where the pressure on municipalities to accelerate the treatment of waste water reflects the enormous environmental needs that have been created as a result of our economic growth and the high levels of urbanization taking place."


About China Evergreen Environmental

China Evergreen Environmental Corp. was established in 1999 and focuses on developing innovative biochemical technology and processes for waste water treatment. The company has successfully developed its own proprietary biological treatment technology, applied to improve the efficiency and effectiveness of waste water treatment processes as well as to reduce the initial investment and ongoing operating cost of waste water treatment facilities.

Since 2000, the company, through its subsidiaries, has successfully completed the design and construction of 14 wastewater treatment facilities in China, with a total daily capacity of more than 120,000 tons. The company's customers include municipal governments, food processing and beverage companies, and industrial companies.


About Westminster Securities Corporation

Westminster Securities Corporation is a full service brokerage firm operating in five principal areas: Investment Banking, Research, Retail & Institutional Account Management, Execution Services, and Clearing & Operations. Founded in 1971, Westminster is a member of the New York Stock Exchange, National Association of Securities Dealers and the Securities Investor Protection Corporation. Westminster is headquartered at 100 Wall Street, New York, with branch offices in Atlanta, Cyprus, Miami, New York, Shanghai, St. Louis and Toronto.

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The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the Company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the Company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to the acquisition, beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices and other economic factors. The company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.

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CONTACT:
     Martin E. Janis & Company, Inc.
     Beverly Jedynak
     312-943-1100 ext. 12 (telephone)
     312-943-3583 (fax)
     bjedynak@janispr.com (email)
     --------------------
         or
     Westminster Securities Corporation
     Matthew R. McGovern, 212-878-6513